TIMBERLINE RESOURCES CORPORATION
9030 NORTH HESS STREET
SUITE 161
HAYDEN, ID 83835 USA

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54070-Z88090

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIMBERLINE RESOURCES CORPORATION

The Board of Directors Recommends a Vote "FOR" Items 1, 2 and 3.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of April 16, 2024, by and among Timberline Resources Company ("Timberline"), McEwen Mining Inc., Lookout Merger Sub, Inc. (as it may be amended from time to time, the "merger agreement").	☐	☐	☐
2.	To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Timberline's named executive officers that is based on or otherwise related to the merger.	☐	☐	☐
3.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

NOTE: To transact any other business that may properly come before the Special Meeting and at any and all adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V54071-Z88090

SPECIAL MEETING OF STOCKHOLDERS OF
TIMBERLINE RESOURCES CORPORATION

The undersigned appoints Patrick Highsmith, Chief Executive Officer of Timberline Resources Corporation and Ted R. Sharp, Chief Financial Officer of Timberline Resources Corporation, with full power of substitution, the attorney and proxy of the undersigned, to attend the Special Meeting of Stockholders of Timberline Resources Corporation, to be held August 2, 2024 beginning at 9:00 a.m., Mountain Time, at the office of Davis Graham & Stubbs, LLP, 1550 17th Street, Suite 500, Denver, CO 80202, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to stockholders, a copy of which has been received by the undersigned.

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will be counted for the purposes of establishing a quorum at the Special Meeting but is not considered a vote cast FOR or AGAINST a proposal and will not affect the outcome of any proposal.

If votes are not specified on a returned proxy, a vote FOR Item 1, FOR Item 2 and FOR Item 3 will be voted at the Special Meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.